CANADA	**SUPERIOR COURT**
PROVINCE OF QUÉBEC **DISTRICT OF MONTRÉAL**	(Commercial Division) (Sitting as a court designated pursuant to the *Companies' Creditors Arrangement Act,* RSC 1985, c C-36)
No.: 500-11-058440-203	**IN THE MATTER OF THE COMPROMISE OR ARRANGEMENT OF:**

DAVIDSTEA INC.

- and -

DAVIDSTEA (USA) INC.

Debtors/Applicants

-and-

PRICEWATERHOUSECOOPERS INC.

Monitor

AMENDED PLAN OF COMPROMISE AND ARRANGEMENT
Under the Companies' Creditors Arrangement Act, RSC 1985, c C-36

May 6, 2021

TABLE OF CONTENTS

PLAN OF COMPROMISE AND ARRANGEMENT

WHEREAS:

1. DAVIDsTEA Inc. ("**DT**") and DAVIDsTEA (USA) Inc. ("**DT USA**", and collectively with DT, the "**Applicants**") are insolvent;

2. On July 8, 2020, the Applicants sought creditor protection under the *Companies' Creditors Arrangement Act,* RSC 1985, c C-36, as amended (the "**CCAA**") and obtained an Order to that effect (as may be further amended, restated and/or varied from time to time, the "**Initial Order**") from the Superior Court, sitting in the Commercial Division, in the judicial district of Montréal (the "**Court**");

3. The Initial Order appointed PricewaterhouseCoopers Inc. (the "**Monitor**") as monitor of the Applicants and authorized the Applicants to file with the Court a plan of compromise or arrangement with their creditors, in accordance with the CCAA;

4. On July 9, 2020, the US Bankruptcy Court issued an *Order Granting Provisional Relief* pursuant to Chapter 15 of the US Bankruptcy Code in connection with the CCAA Proceedings;

5. On July 16, 2020, the Court issued a receivership order, appointing PricewaterhouseCoopers Inc. as receiver to DT pursuant to s. 243 of the BIA, for the sole purpose of triggering the application of the *Wage Earner Protection Program Act*, SC 2005, c. 47, s. 1;

6. On August 4, 2020, in the US Bankruptcy Proceedings, the US Bankruptcy Court recognized the CCAA Proceedings and issued an *Order Granting Recognition and Related Relief* pursuant to Chapter 15 of the US Bankruptcy Code;

7. On September 17, 2020, the Applicants sought and obtained an Order from the Court, which, among other things, establishes the procedure for the filing, review and adjudication of Claims against the Applicants and the Claims Bar Date (as may be further amended, restated or varied from time to time, the "**Claims Procedure Order**");

8. Pursuant to the Claims Procedure Order, all Persons having an Affected Claim were required to file a proof of such Affected Claim with the Monitor on or before the Claims Bar Date;

9. On December 15, 2020, the Court issued an order extending the Claims Bar Date with respect to certain claims of former employees of DT (the "**December 15, 2020 Order**");

10. On December 15, 2020, the Court issued an order approving a Key Employee Retention Plan ("**KERP**") and creating a charge in favour of the employees

designated in the KERP to secure the payment of DT's obligations under and pursuant to the KERP (the "**KERP Charge**");

11. On May 4, 2021, the Applicants proposed a plan of compromise and arrangement to the Affected Creditors under and pursuant to the CCAA;

12. The Applicants hereby propose this amended Plan to the Affected Creditors under and pursuant to the CCAA; and

13. Defined terms used above and not otherwise defined have the meanings ascribed thereto below.

ARTICLE 1
INTERPRETATION

1.1 Definitions

In the Plan, unless otherwise stated or unless the subject matter or context otherwise requires:

"Administration Charge" has the meaning ascribed to such term in the Initial Order;

"Administration Charge Claim" means a claim or any other indebtedness or obligation secured by the Administration Charge;

"Affected Claim" means any Claim other than an Unaffected Claim;

"Affected Creditor" means any Creditor with an Affected Claim, but only with respect to and to the extent of such Affected Claim;

"Aggregate Fund" means, collectively, (i) the Canadian Convenience Class Fund, (ii) the DT Fund and (iii) the DT USA Fund;

"Applicable Law" means any law (including any principle of civil law, common law or equity), statute, Order, decree, judgment, rule, regulation, ordinance, or other pronouncement having the effect of law, whether in Canada, the United States of America or any other country or any domestic or foreign province, state, city, county or other political subdivision;

"Applicants" has the meaning ascribed thereto in the recitals;

"BIA" means the *Bankruptcy and Insolvency Act*, RSC (1985), c. B-3, as amended;

"Business Day" means a day, other than a Saturday, a Sunday, or a holiday (within the meaning of article 61 of the *Interpretation Act*, CQLR, c. I-16);

"Canadian Convenience Class" has the meaning ascribed to it in Section 3.3 of the Plan;

"Canadian Convenience Class Claim" means one or more Proven Claims of a Canadian Convenience Class Creditor;

"Canadian Convenience Class Creditor" means an Affected Creditor of DT having a Proven Claim, who elects to form part of the Canadian Convenience Class or who is deemed to form part thereof pursuant to Section 3.3 of the Plan;

"Canadian Convenience Class Fund" means an amount to be remitted by DT to the Monitor for the purpose of distribution to the Canadian Convenience Class Creditors equal to the total of all Canadian Convenience Class Claims, it being understood that for the purposes of establishing the amount of the Canadian Convenience Class Fund: (i) the value attributed to the Canadian Convenience Class Claim(s) of each Affected Creditor who is deemed to form part of the Canadian Convenience Class shall be the lesser of (a) $1,800, or (b) the amount of its Canadian Convenience Class Claim; and (ii) the value attributed to the Canadian Convenience Class Claim(s) of each Affected Creditor who elects to form part of the Canadian Convenience Class shall be $1,800;

"CCAA Proceedings" means the proceedings in respect of the Applicants before the Court commenced, taken up and continued under and pursuant to the CCAA;

"CCAA" has the meaning ascribed thereto in the recitals;

"Certificate of Implementation" has the meaning set forth in Section 7.3 hereof;

"Certificate of Non-Implementation" has the meaning set forth in Section 7.4 hereof;

"Claim" means any right of any Person against the Applicants in connection with any indebtedness, liability or obligation of any kind of the Applicants owed to such Person and any interest, or penalties accrued thereon or costs payable in respect thereof, whether liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, unsecured, present, future, known or unknown, by guarantee, surety or otherwise, and whether or not such right is executory or anticipatory in nature, including the right or ability of any Person to advance a claim for contribution or indemnity or otherwise with respect to any matter, action, cause or chose in action, whether existing at present or commenced in the future, which indebtedness, liability or obligation is based in whole or in part on facts existing, or transactions which occurred, prior to the Filing Date, or which would have been claims provable in bankruptcy had the Applicants become bankrupt on the Filing Date (including any claim provable that could have constituted a preferred claim pursuant to s. 136(1)(f) of the BIA), and shall include, without limitation, any Canadian Convenience Class Claim, any Restructuring Claim, and any Director/Officer Claim, and "Claims" means all of them. For greater certainty, "Claim" or "Claims" shall include any Claim against either Applicant in its capacity as guarantor of the obligations of the other Applicant, as applicable;

"Claims Bar Date" has the meaning ascribed thereto in the Claims Procedure Order, i.e. 5:00 p.m. on November 6, 2020;

"Claims Procedure Order" has the meaning ascribed thereto in the recitals;

"Court" has the meaning ascribed thereto in the recitals;

"Creditor" means any Person(s) having a Claim and may, where the context requires, include the assignee of a Claim or a trustee, interim receiver, receiver, receiver and manager, liquidator or other Person acting on behalf of such Person(s);

"Creditors' Meeting" means the meeting of Affected Creditors to be convened for the purposes of voting on the Plan, or any adjournment of such meeting, as contemplated by the Meeting Order;

"Crown Priority Claims" means any Claims of Her Majesty the Queen in right of Canada or in right of any province as described in Section 6(3) or Section 38(2) of the CCAA. For greater certainty, any Claim of Her Majesty the Queen in right of Canada or in right of any Province other than Crown Priority Claims shall be an Affected Claim hereunder;

"December 15, 2020 Order" has the meaning ascribed thereto in the recitals;

"Directors' Charge" has the meaning ascribed to such term in the Initial Order;

"Directors' Charge Claim" means any indemnity claims that are secured by the Directors' Charge;

"Director/Officer Claim" means any right or claim of any Person against one or more of the Directors and/or Officers howsoever arising, whether or not such right or claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, perfected, unperfected, present, future, known, or unknown, by guarantee, surety or otherwise, and whether or not such right is executory or anticipatory in nature, including the right or ability of any Person to advance a claim for contribution or indemnity or otherwise with respect to any matter, action, cause or chose in action, whether existing at present or commenced in the future, including any right of contribution or indemnity, for which any Director or Officer is alleged to be, by statute or otherwise by law or equity, liable to pay in his or her capacity as a Director or Officer.

"Directors" means all of the Applicants' past and present directors as well as any Persons who were or are deemed to be directors of either of the Applicants pursuant to any applicable Laws;

"Disputed Claim" means a Claim or that portion thereof that is the object of a Notice of Revision or Disallowance and, in either case, has not become a Proven Claim in accordance with the Claims Procedure Order, the Meeting Order, or any other Order made in the CCAA Proceedings, including claims that are currently under negotiation between the Applicants or the Monitor and the relevant Creditor;

"Disputed Claims Reserves" means the cash reserve(s) to be established and maintained under the Plan by the Monitor by holding, on account of Disputed Claims, an amount equal to the aggregate amount that the holders of Disputed Claims would be entitled to receive if all such Disputed Claims had been Proven Claims as of any Payment Date, which cash reserve shall be held by the Monitor for distribution in accordance with the Plan;

"Distribution" has the meaning set forth in Section 5.2 hereof;

"DT" has the meaning ascribed thereto in the recitals;

"DT Fund" means an amount to be remitted by DT to the Monitor for the purpose of distribution to the Affected Creditors of DT who do not form part of the Canadian Convenience Class. The amount of the DT Fund will be established in accordance with the distribution set forth in Section 5.1(b);

"DT USA" has the meaning ascribed thereto in the recitals;

"DT USA Fund" means the amount of $1,000,000 to be remitted by DT to the Monitor for the purpose of distribution to the Affected Creditors of DT USA;

"Effective Time" means 12:01 a.m. on the Plan Implementation Date or such other time on such date as the Applicants and the Monitor shall determine or as otherwise ordered by the Court;

"Employee" means anyone other than a Director or Officer who is or was or may be deemed to be or have been, whether by statute, operation of law or otherwise, a current or former employee of the Applicants, whether on a full-time, part-time or temporary basis, including any individuals who are on approved leaves of absence (including maternity leave, parental leave, short-term disability leave, workers' compensation and other statutory leaves), and employees being the object of a temporary or permanent layoff;

"Employee Priority Claims" means the following Claims of Employees of the Applicants:

(a) Claims equal to the amounts that such Employees would have been qualified to receive under paragraph 136(1)(d) of the BIA if the Applicants had become bankrupt on the Filing Date; and

(b) Claims for unpaid wages, salaries, commissions or compensation for services rendered by such Employees after the Filing Date and on or before the Plan Implementation Date together with, in the case of travelling salespersons, disbursements properly incurred by them in and about the business during the same period;

"Excluded Claim" means any right or claim that would otherwise be a Claim that is:

(a) a Claim enumerated in sections 5.1(2) and 19(2) of the CCAA, to the extent it is ordered by the Court to be treated as an Excluded Claim;

(b) an Administration Charge Claim;

(c) a Directors' Charge Claim; and

(d) a KERP Charge Claim.

"Filing Date" means July 8, 2020;

"Final Order" means a final Order of the Court, the implementation, operation or effect of which shall not have been stayed, varied, vacated or subject to pending appeal or motion for leave to appeal and as to which Order any appeal periods relating thereto shall have expired;

"Gift Card Claim" means any claim with respect to gift-cards, gift certificates, lay-away deposits and other customer certificates;

"Governmental Authority" means any (i) multinational, national, provincial, state, regional, municipal, local or other government, governmental or public department, ministry, central bank, court, tribunal, arbitral body, commission, board, official, minister, bureau or agency, domestic or foreign, (ii) subdivision, agent, commission, board or authority of any of the foregoing; or (iii) quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing;

"Initial Order" has the meaning ascribed thereto in the recitals;

"Insurance Policy" means any insurance policy maintained by the Applicants pursuant to which the Applicants or any Directors or Officers are insured.

"Insured Claim" means all or that portion of a Claim arising from a cause of action for which the applicable insurer or a court of competent jurisdiction has definitively and unconditionally confirmed that the Applicants or any Directors or Officers is insured under an Insurance Policy, to the extent that such Claim, or portion thereof, is so insured;

"Intercompany Claim" means any claim against an Applicant that is held by another Applicant.

"ITA" means the *Income Tax Act*, RSC (1985), c. 1 (5th supp.), as amended;

"KERP" has the meaning ascribed thereto in the recitals;

"KERP Charge" has the meaning ascribed thereto in the recitals;

"KERP Charge Claim" means a claim or any indebtedness or obligation secured by the KERP Charge;

"Meeting Order" means the Order under the CCAA that, among other things, establishes procedures and sets the date for the Creditors' Meeting, as same may be amended, restated or varied from time to time;

"Monitor" has the meaning ascribed thereto in the recitals;

"Notice of Revision or Disallowance" has the meaning as set forth in the Claims Procedure Order;

"Officers" means all of the Applicants' past and present officers as well as any Persons who were or are deemed to be officers of the Applicants pursuant to any applicable Laws;

"Order" means any order of the Court in the CCAA Proceedings;

"Person" means any individual, corporation, limited or unlimited liability, general or limited partnership, association, trust, trustee, executor, administrator, legal personal representative, estate, unincorporated organization, joint venture, governmental body or agency, or any other entity;

"Plan Implementation Conditions" has the meaning set forth in Section 7.2 hereof;

"Plan Implementation Date" means the Business Day on which all of the Plan Implementation Conditions have been fulfilled or waived and the Plan has become effective, as evidenced by the Certificate of Implementation to be filed with the Court;

"Plan" means the present Amended Plan of Compromise and Arrangement of the Applicants pursuant to the provisions of the CCAA, as may be amended, varied or supplemented by the Applicants from time to time in accordance with its terms;

"Post-Filing Trade Payables" means trade payables that were incurred by the Applicants (a) in respect of goods or services provided to the Applicants after the Filing Date and before the Plan Implementation Date; (b) in the ordinary course of business; and (c) in compliance with the Initial Order and other Orders issued in connection with the CCAA Proceedings;

"Proof of Claim" has the meaning set forth in the Claims Procedure Order;

"Proven Claim" means, in respect of a Creditor, the amount of the Claim of such Creditor as finally determined for distribution purposes in accordance with the provisions of the Plan, the CCAA and the Claims Procedure Order and "Proven Claims" means all of them;

"Proxy Deadline" has the meaning set forth in the Meeting Order;

"Released Party" and **"Released Parties"** have the meanings set forth in Section 6.1 hereof;

"Required Majority" means, in respect of each of the Unsecured Creditors' Class of DT and the Unsecured Creditors' Class of DT USA, a majority in number of the Affected Creditors representing at least two-thirds in value of the Voting Claims of such Affected Creditors who actually vote on the Resolution (in person or by proxy) at the Creditors' Meeting or who were deemed to vote in accordance with the Plan and the Meeting Order;

"**Resolution**" means the resolution approving the Plan presented to the Affected Creditors for consideration at the Creditors' Meeting;

"Restructuring Claim" means any right or claim of any Person against the Applicants in connection with any indebtedness or obligation of any kind owed to such Person arising out of the Applicants' disclaimer, resiliation, termination of any contract, lease or other agreement whether written or oral, and includes any right or claim resulting, directly or indirectly, from the consequences and effects of the Plan's acceptance by the Affected Creditors, the Plan's sanction by the Sanction Order, the Plan's implementation and any debt forgiveness resulting from any of the foregoing; provided, however, that a Restructuring Claim shall not include an Excluded Claim. For greater certainty, a Restructuring Claim is an Affected Claim;

"Sanction Date" means the date on which the Sanction Order is issued;

"Sanction Order" means the Order to be made under the CCAA sanctioning the Plan, as such Order may be affirmed, amended or modified by the Court at any time prior to the Plan Implementation Date, in form and content which is satisfactory to the Applicants, acting reasonably;

"Secured Claim" means the Claim of a Secured Creditor, to the extent of the value of such Secured Creditor's security, but excluding an Administration Charge Claim, a Directors' Charge Claim and the KERP Charge Claim;

"Secured Creditor" has the meaning set forth in the CCAA, but only to the extent that such Creditor's mortgage, hypothec, pledge, charge, lien, privilege, security interest or other rights over the property of the Applicants was valid, opposable, perfected, and could be set up against third parties, including a trustee to the Applicants' bankruptcy, on both the Filing Date and the Claims Bar Date, failing which that Secured Creditor will be deemed to be an **"Unsecured Creditor"**, as defined in the CCAA.

"Specified Canadian Employees Claims Bar Date" has the meaning ascribed thereto in the December 15, 2020 Order, i.e. 5:00 P.M. on December 31, 2020;

"Taxes" means all federal, state, provincial, territorial, county, municipal, local or foreign taxes, duties, imposts, levies, assessments, tariffs and other charges imposed, assessed or collected by a Governmental Authority, including (i) any gross income, net income, gross receipts, business, royalty, capital, capital gains, goods and services, value added,

severance, stamp, franchise, occupation, premium, capital stock, sales and use, real property, land transfer, personal property, ad valorem, transfer, licence, profits, windfall profits, environmental, payroll, employment, employer health, pension plan, antidumping, countervail, excise, severance, stamp, occupation, or premium tax, (ii) all withholdings on amounts paid to or by the relevant Person, (iii) all employment insurance premiums, Canada, Quebec and any other pension plan contributions or premiums, (iv) any fine, penalty, interest, or addition to tax, (v) any tax imposed, assessed, or collected or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee, and (vi) any liability for any of the foregoing as a transferee, successor, guarantor, or by contract or by operation of law;

"Taxing Authorities" means Her Majesty the Queen in right of Canada, Her Majesty the Queen in right of any province or territory of Canada, any municipality of Canada, the Canada Revenue Agency, the Canada Border Services Agency, any similar revenue or taxing authority of Canada and each and every province or territory of Canada and any political subdivision thereof and any Canadian or foreign government, regulatory authority, government department, agency, commission, bureau, minister, court, tribunal or body or regulation making entity exercising taxing authority or power, and **"Taxing Authority"** means any one of the Taxing Authorities;

"Unaffected Claim" means the following Claims:

(a) any Employee Priority Claims;

(b) any Excluded Claims;

(c) any Gift Card Claims;

(d) any Insured Claims;

(e) any Post-Filing Trade Payables;

(f) any Crown Priority Claims; and

(g) any Secured Claims.

"Unaffected Creditor" means a Creditor holding an Unaffected Claim;

"Undelivered Distribution" has the meaning set forth in Section 5.7 hereof;

"Unsecured Creditors' Class of DT" has the meaning set forth in Section 3.2 hereof;

"Unsecured Creditors' Class of DT USA" has the meaning set forth in Section 3.2 hereof;

"**US Bankruptcy Code**" means Title 11 of the United States Code (U.S.C.);

"**US Bankruptcy Court**" means the United States Bankruptcy Court for the District of Delaware;

"**US Bankruptcy Proceedings**" means the proceedings commenced by the Monitor, as foreign representative for the Applicants, pursuant to Chapter 15 of the US Bankruptcy Code before the US Bankruptcy Court;

"Voting Claim" means, in respect of an Affected Creditor, the amount of such Affected Creditor's claim which has been accepted for voting purposes in accordance with the provisions of the Plan, the Claims Procedure Order and the CCAA, and includes, for greater certainty, a Proven Claim;

"Website" means: https://www.pwc.com/ca/davidstea

"Withholding Obligation" has the meaning set forth in Section 5.8(c) hereof;

1.2 Interpretation

For the purposes of the Plan:

(a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

(b) any reference in the Plan to an Order or an existing document or exhibit filed or to be filed means such Order, document or exhibit as it may have been or may be amended, modified, or supplemented;

(c) all references in the Plan to Sections are references to Sections of the Plan;

(d) unless otherwise specified, the words "hereof", "herein" and "hereto", refer to the Plan in its entirety rather than to any particular portion of the Plan;

(e) the division of the Plan into "articles" and "sections" and the insertion of a table of contents are for convenience of reference only and do not affect the construction or interpretation of the Plan, nor are the descriptive headings of "articles" and "sections" intended as complete or accurate descriptions of the content thereof;

(f) the use of words in the singular or plural, or with a particular gender, including a definition, shall not limit the scope or exclude the application of any provision of the Plan or a schedule hereto to such Person (or Persons) or circumstances as the context otherwise permits;

(g) the words "includes" and "including" and similar terms of inclusion shall not, unless expressly modified by the words "only" or "solely", be construed as

terms of limitation, but rather shall mean "includes but is not limited to" and "including but not limited to", so that references to included matters shall be regarded as illustrative without being either characterizing or exhaustive; and

(h) unless otherwise provided, any reference to a statute or other enactment of parliament or a legislature includes all regulations made thereunder, all amendments to or re-enactments of such statute or regulations in force from time to time, and, if applicable, any statute or regulation that supplements or supersedes such statute or regulation.

1.3 Date and Time For Any Action

For the purposes of the Plan:

(a) In the event that any date on which any action (including any payment) is required to be taken under the Plan by any of the parties is not a Business Day, that action (including any payment) shall be required to be taken on the next succeeding day which is a Business Day; and

(b) Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next succeeding Business Day if the last day of the period is not a Business Day.

ARTICLE 2
PURPOSE AND EFFECT OF THE PLAN

2.1 Purpose

The purpose of the Plan is:

(a) to effect a compromise and settlement of all Affected Claims as finally determined for voting and distribution purposes pursuant to the Claim Procedure Order and the Meeting Order in an efficient and streamlined fashion; and

(b) to ensure the continued operations of the Applicants,

in the expectation that in the aggregate, the Persons who have a valid economic interest in the Applicants will derive a greater benefit from the implementation of the Plan than they would derive from a liquidation of the Applicants.

2.2 Persons Affected

Except as specifically provided for in the Plan, the Plan will become effective on the Plan Implementation Date in accordance with its terms, and all Affected Claims against the Applicants will be fully and finally, settled, compromised and released to the extent provided for under the Plan. The Plan shall be binding on and enure to the benefit of the Applicants, the Affected Creditors, the Released Parties, any trustee, agent or other Person acting on behalf of any Affected Creditor and such other Persons named or referred to in, receiving the benefit of, or subject to, the Plan.

2.3 Persons Not Affected

Except as otherwise set out in the Plan, the Plan does not affect the Unaffected Creditors with respect to and to the extent of their Unaffected Claims, subject to the express provisions hereof providing for the treatment of Insured Claims. Nothing in the Plan shall affect the Applicants' rights and defences, both legal and equitable, with respect to any Unaffected Claims, including, but not limited to, all rights with respect to legal and equitable defences or entitlements to set-offs or recoupments against such Unaffected Claims.

ARTICLE 3
CLASSIFICATION AND TREATMENT OF CREDITORS AND RELATED MATTERS

3.1 Claims Procedure

The procedure for determining the validity and quantum of the Affected Claims for voting and distribution purposes under the Plan shall be governed by the Claims Procedure Order, the Meeting Order, the CCAA, the Plan and any further Order of the Court.

3.2 Classification of Creditors

Affected Creditors who have proven their Affected Claims in accordance with the Claims Procedure Order and the CCAA will be entitled to:

(a) vote their Voting Claim at the Creditors' Meeting in respect of the Resolution to adopt the Plan; and

(b) receive the rights and distributions provided for under and pursuant to the Plan and the Sanction Order, in accordance with the CCAA.

For the purpose of considering and voting on the Plan, there shall be two separate classes:

(a) the Affected Creditors of DT, including all Canadian Convenience Class Creditors, shall constitute one class (the "**Unsecured Creditors' Class of DT**"); and

(b) the Affected Creditors of DT USA shall constitute a separate class (the "**Unsecured Creditors' Class of DT USA**").

The foregoing classes of Unsecured Creditors shall be mutually exclusive. For the purposes of voting on the Plan, no Affected Creditor shall be entitled to vote in both the Unsecured Creditors' Class of DT and the Unsecured Creditors' Class of DT USA.

If an Affected Creditor has asserted an Affected Claim against more than one of the Applicants, there shall be a single vote on account of such Affected Claim as if it had been asserted against only one of the Applicants. In such a case, the Affected Creditor shall be deemed to have voted its claim in the Unsecured Creditor Class of the relevant Applicant which yields the highest recovery for said Affected Creditor.

3.3 Canadian Convenience Class Creditors

The Affected Creditors of DT who have a Proven Claim to be voted in the Unsecured Creditors' Class of DT shall have the option to elect to form part of the "**Canadian Convenience Class**", by sending written notice of such election to the Monitor by no later than 5:00 p.m. on the Proxy Deadline, failing which they will be deemed to form part of the general Unsecured Creditor's Class of DT for the purpose of receiving distribution under the Plan.

For the purpose of receiving distribution under the Plan, all Affected Creditors of DT whose aggregate Proven Claims are equal to or less than $1,800 will be deemed to form part of the Canadian Convenience Class.

Canadian Convenience Class Creditors who have proven their Affected Claims in accordance with the Claims Procedure Order and the CCAA will be:

(a) deemed to vote in favour of the Plan, provided, however, that Affected Creditors of DT who have exercised the option to elect to form part of the Canadian Convenience Class in accordance with Section 3.3 of the Plan retain their right to vote against the Plan at the Creditors' Meeting; and

(b) entitled to receive the rights and distributions provided for under and pursuant to the Plan and the Sanction Order, in accordance with the CCAA.

For greater certainty, Canadian Convenience Class Creditors who do not vote in person or by proxy at the Creditors' Meeting, shall be deemed to have voted in favour of the Plan.

3.4 Intercompany Claims

Holders of Intercompany Claims are related to the Applicants and shall be entitled to vote against, but not for the Plan, in accordance with section 22(2) CCAA.

For the purposes of receiving distributions under the Plan, DT hereby formally renounces any dividend to which it would be entitled on account of its Proven Claim against DT USA in the amount of $22,967,280.00.

3.5 Claims of Unaffected Creditors

Unaffected Claims shall not be compromised, released, discharged, cancelled, barred or otherwise affected by the Plan. Unaffected Creditors will not receive any consideration or distributions under the Plan in respect of their Unaffected Claims, and they shall not be entitled to vote on the Plan at the Creditors' Meeting in respect of their Unaffected Claims.

The following treatment shall be afforded to specific categories of Unaffected Claims:

(a) All Employee Priority Claims, if any, will be paid in such amounts as required under the CCAA within ten (10) days following the issuance of the Certificate of Implementation.

(b) The Excluded Claims will remain in full force and effect in accordance with their terms after the Plan Implementation Date and will be paid in full by the Applicants in the normal course of their business as and when they become due.

(c) The Gift Card Claims will be honored in accordance with the terms of the relevant policies in respect of same.

(d) Insured Claims shall not be compromised, released, discharged, cancelled or barred by the Plan, provided that from and after the Plan Implementation Date, any Person having an Insured Claim shall be irrevocably limited to recovery in respect of such Insured Claim solely from the proceeds of the applicable Insurance Policies, and Persons with any Insured Claims shall have no right to, and shall not, directly or indirectly, make any claim or seek any recoveries from any Person, including any of the Applicants, Directors or Officers, or any of the Released Parties, other than enforcing such Person's rights to be paid by the applicable insurer(s) from the proceeds of the applicable Insurance Policies. This section 3.5 may be relied upon and raised or pled by any of the Applicants, a Director or Officer, or any Released Party in defence or estoppel of or to enjoin or stay any claim, action or proceeding brought in contravention of this section. Nothing in the Plan shall prejudice, compromise, release or otherwise affect any right or defence of any insurer in respect of an Insurance Policy or any insured in respect of an Insured Claim.

(e) The Post-Filing Trade Payables will be paid in full by the Applicants in the normal course of their business as and when they become due.

(f) The Crown Priority Claims described in Section 6(3) of the CCAA, if any, will be paid in full by the Applicants within six months following the Sanction Date.

(g) The Secured Claims will be dealt with as provided for under agreements entered into or as may be hereafter entered into between the Applicants and the relevant Secured Creditor, or as may be ordered by the Court.

3.6 Creditors' Meeting

The Creditors' Meeting shall be held in a virtual-only format in accordance with the Plan, the Meeting Order and any further Order of the Court. The only Persons entitled to attend and vote at the Creditors' Meeting shall be representatives of the Applicants and their legal counsel and advisors, the Monitor and its legal counsel and all other Persons, including the holders of proxies, entitled to vote at the Creditors' Meeting and their legal counsel and advisors, subject to being duly registered to attend the Creditors' Meeting, the whole in accordance with the Plan, the Meeting Order and any further Order of the Court.

3.7 Valuing and Voting Claims

The procedure for the filing and adjudication of Claims is set forth in the Claims Procedure Order.

Each Affected Creditor who is entitled to vote at the Creditors' Meeting, pursuant to and in accordance with the Claims Procedure Order, the Meeting Order, the Plan and the CCAA, shall be entitled to one vote equal to the dollar value of its Affected Claim or the aggregate value of all its Affected Claims (without regard as to whether the Affected Claims are against the same or different Applicants), as the case may be, determined as a Voting Claim.

The following creditors shall be deemed to have voted in favour of the Plan:

(a) Affected Creditors of DT who are deemed to form part of the Canadian Convenience Class pursuant to Section 3.3 of the Plan;

(b) Affected Creditors of DT who have exercised the option to elect to form part of the Canadian Convenience Class in accordance with Section 3.3 of the Plan; and

(c) Affected Creditors of DT USA voting in the Unsecured Creditors' Class of DT USA whose aggregate Proven Claims are equal to or less than $8,900;

provided however, that the creditors described in Section 3.7(b) hereinabove shall retain the right to vote against the Plan at the Creditors' Meeting.

3.8 Approval by Creditors

In order to be approved, the Plan must receive an affirmative vote of the Required Majority in each of the Unsecured Creditors' Class of DT and the Unsecured Creditors' Class of DT USA.

3.9 Guarantees and Similar Covenants

No Person who has a Claim under any guarantee, surety, indemnity or similar covenant in respect of any Claim that is compromised and released under the Plan or who has any right to claim over in respect of or to be subrogated to the rights of any Person in respect of a Claim that is compromised under the Plan shall be entitled to any greater rights than the Person whose Claim is compromised under the Plan.

3.10 Compensation and Set-Off

The law of compensation and set-off applies to all Claims.

ARTICLE 4
TREATMENT OF DISPUTED CLAIMS

4.1 No Distributions Pending Allowance

Notwithstanding any other provision of the Plan, no distributions of the Aggregate Fund hereunder shall be made by the Monitor with respect to a Disputed Claim unless and until it has become a Proven Claim. Disputed Claims shall be dealt with in accordance with the Claims Procedure Order and the Plan.

4.2 Distribution from the Disputed Claims Reserves

Prior to each Distribution, the Monitor shall establish the Disputed Claims Reserves in accordance with the Plan. To the extent that Disputed Claims become Proven Claims, the Monitor shall, from time to time at its sole discretion, distribute from the Disputed Claims Reserves to the holders of such Proven Claims, the amount which they would have been entitled to receive in respect of such Proven Claims had such Claims been Proven Claims on any relevant date(s) of Distribution. On the date that all Disputed Claims have been finally resolved in accordance with the Claims Procedure Order, the Monitor shall, at any time which it deems appropriate in the circumstances, distribute any balance remaining in the Disputed Claims Reserves to the Affected Creditors with Proven Claims, on a *pro rata* basis.

ARTICLE 5
PROVISIONS REGARDING DISTRIBUTIONS

5.1 Distribution to Affected Creditors

DT will remit the Aggregate Fund or cause same to be remitted to the Monitor by no later than five (5) Business Days after the issuance a Final Order recognizing and enforcing the Sanction Order in the US Bankruptcy Proceedings shall have been granted by the US Bankruptcy Court, or such later date as may be acceptable to the Applicants, in consultation with the Monitor.

The Aggregate Fund will be distributed by the Monitor, as soon as practicable after the Plan Implementation Date, as follows:

(a) Each Canadian Convenience Class Creditor will receive a distribution from the Canadian Convenience Class Fund equal to the lesser of (A) $1,800, or (B) the amount of its Canadian Convenience Class Claim.

(b) The DT Fund will be distributed by the Monitor in the following manner:

   (i) First, to pay in full the Employee Priority Claims of DT and the Crown Priority Claims of DT; and

   (ii) Second, to pay to the Affected Creditors of DT who do not form part of the Canadian Convenience Class a distribution equal to 22.4% of each of their Proven Claims.

(c) The DT USA Fund will be distributed by the Monitor to the Affected Creditors of DT USA in the following manner:

   (i) First, an amount equal to the lesser of (A) $8,900, or (B) the amount of the Proven Claim of each Affected Creditor of DT USA; and

   (ii) Second, an amount equal to the difference between (A) the DT USA Fund, and (B) the aggregate amount to be distributed by the Monitor pursuant to Section 5.1(c)(i) above, shall be distributed to the Affected Creditors of DT USA on a *pro rata* basis, according to the amounts of their respective Proven Claims, less any amounts received in respect of the amounts set forth in Section 5.1(c)(i) above;

For greater certainty, Canadian Convenience Class Creditors shall not receive any distribution from the DT Fund or the DT USA Fund, nor are any Affected Creditors of DT USA eligible to elect to form part of the Canadian Convenience Class.

In the event that an Affected Creditor has asserted an Affected Claim against more than one of the Applicants, there shall be a single recovery on account of such Affected Claim

as if it had been asserted against only one of the Applicants. In such a case, the Affected Creditor shall be deemed to have asserted its claim against the Applicant which yields the highest recovery for said Affected Creditor.

5.2 Timing of Distributions

Except as otherwise provided herein or as ordered by the Court, distributions of the Aggregate Fund shall be made by the Monitor at the time and in the manner deemed reasonable by the Monitor, including partial distributions (each, a **"Distribution"**). In such a case, all such partial payments shall represent the *pro rata* amount of the distribution to which the holders of a Proven Claim would otherwise be entitled to receive.

5.3 Assignment of Claims Prior to the Creditors' Meeting

An Affected Creditor may transfer or assign the whole of its Claim prior to the Creditors' Meeting, provided that neither the Applicants nor the Monitor shall be obligated to give notice to or otherwise deal with the transferee or assignee of such Claim as an Affected Creditor in respect thereof, including allowing such transferee of assignee of an Affected Claim to vote at the Creditors' Meeting, unless and until actual notice of the transfer or assignment, together with satisfactory evidence of such transfer or assignment, has been received and acknowledged by the Monitor in writing no later than 5:00 p.m. on the date that is seven (7) Business Days prior to the Creditors' Meeting. Thereafter such transferee or assignee shall, for all purposes in accordance with the Claims Procedure Order and the Meeting Order, constitute an Affected Creditor and shall be bound by any and all notices previously given to the transferor or assignor and any and all steps taken in respect of such Claim.

5.4 Assignment of Claims After the Creditors' Meeting

An Affected Creditor may transfer or assign the whole of its Claim for distribution purposes after the Creditors' Meeting provided that the Applicants shall not be obliged to make distributions to any such transferee or assignee or otherwise deal with such transferee or assignee as an Affected Creditor in respect thereof unless and until actual notice of the transfer or assignment, together with satisfactory evidence of such transfer or assignment, has been received and acknowledged by the Monitor in writing; thereafter, such transferee or assignee shall, for all purposes in accordance with the Claims Procedure Order, the Meeting Order and the Plan, constitute an Affected Creditor and shall be bound by any and all notices previously given to the transferor or assignor and any and all steps taken in respect of such Claim.

5.5 Interest and Expenses

Interest shall not accrue or be paid on Affected Claims after the Filing Date, and no holder of an Affected Claim shall be entitled to interest accruing nor to fees and expenses incurred in respect of an Affected Claim on or after the Filing Date and any Claims in respect of interest accruing or fees and expenses incurred on or after the Filing Date shall be deemed to be forever extinguished and released.

5.6 Calculation

All amounts of consideration to be received hereunder will be calculated to the nearest cent ($0.01). All calculations and determination made by the Monitor and/or the Applicants and agreed to by the Monitor for the purposes of and in accordance with the Plan, including, without limitation, the allocation of consideration, shall be conclusive, final and binding upon the Affected Creditors and the Applicants.

5.7 Treatment of Undelivered Distributions

If any distribution to an Affected Creditor is returned as undeliverable, or is not cashed (**"Undelivered Distribution"**), no further distributions to such Creditor shall be made unless and until the Monitor is notified in writing of the then-current address of such Creditor, at which time all missed distributions shall be made to such Creditor. Nothing contained in the Plan or the Sanction Order shall require the Applicants or the Monitor to attempt to locate any Person to whom a distribution is payable hereunder. No interest is payable in respect of an Undelivered Distribution. Any claim for an Undelivered Distribution must be made on or before the date that is six months following the final Distribution, after which date, any entitlement with respect to such Undelivered Distribution shall be forever discharged and forever barred, without any compensation therefor, at which time, any such Undelivered Distributions shall be returned to the Applicants.

5.8 Tax Matters

(a) Any terms and conditions of any Affected Claims which purport to deal with the ordering or grant of priority of payment of principal, interest, penalties or other amounts shall be deemed to be void and ineffective.

(b) Notwithstanding any provisions of the Plan, and except as otherwise provided in this Section 5.8, each Person that receives a distribution, disbursement or other payment pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any Tax Obligations imposed on such Person by any Taxing Authority on account of such distribution, disbursement or payment.

(c) Any payor shall be entitled to deduct and withhold and remit from any distribution, payment or consideration otherwise payable to any Person pursuant to the Plan such amounts as are required (a **"Withholding Obligation"**) to be deducted and withheld with respect to such payment under the ITA, or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended or succeeded. For greater certainty, no distribution, payment or other consideration shall be made to or on behalf of a Person until such Person has delivered to the Monitor and the Applicants such documentation prescribed by Applicable Law or otherwise reasonably required by the Applicants as will enable the

Applicants to determine whether or not, and to what extent, such distribution, payment or consideration to such Person is subject to any Withholding Obligation imposed by any Taxing Authority.

(d) All distributions made by the Monitor pursuant to the Plan shall be first in satisfaction of the portion of Affected Claims that are not subject to any Withholding Obligation.

(e) To the extent that amounts are withheld or deducted and paid over to the applicable Taxing Authority, such withheld or deducted amounts shall be treated for all purposes of the Plan as having been paid to such Person as the remainder of the payment in respect of which such withholding and deduction were made.

(f) For the avoidance of doubt, it is expressly acknowledged and agreed that for the purposes hereof, neither the Monitor nor any Director or Officer will hold any assets, including cash, of the Applicants, or make any distributions, payments or disbursements of any assets of the Applicants deriving from any liquidation of the Applicants' assets, and no provision hereof shall be construed to have such effect.

ARTICLE 6
RELEASES

6.1 Releases upon Plan Implementation

At the Effective Time, (i) the Applicants; (ii) the Directors and Officers of the Applicants, (iii) the Applicants' legal counsel, financial advisors, consultants and agents, (iv) the Monitor, the Monitor's legal counsel, (v) the Receiver, the Receiver's legal counsel, and (vi) each and every present and former shareholder, affiliate, subsidiary, director, officer, partner, employee, consultant and agent of any of the foregoing Persons (collectively the "**Released Parties**", and individually a "**Released Party**") shall be released and discharged from any and all demands, claims, actions, causes of action, counterclaims, suits, debts, sums of money, accounts, covenants, damages, judgments, expenses, executions, liens and other recoveries on account of any liability, obligation, demand or cause of action of whatever nature which any Creditor, Affected Creditor, Unaffected Creditor, or any other Person may be entitled to assert (including any and all Claims in respect of statutory liabilities and any Director/Officer Claims of all Directors and Officers of the Applicants and any alleged fiduciary or other duty), whether known or unknown, matured or unmatured, foreseen or unforeseen, existing or hereafter arising, based in whole or in part on any act or omission, transaction, duty, responsibility, indebtedness, liability, obligation, dealing or other occurrence existing or taking place on or prior to the later of the Plan Implementation Date and the date on which actions are taken to implement the Plan, that constitute or are in any way relating to, arising out of or in connection with any Claims, the business and affairs of the Applicants, the Plan and the CCAA Proceedings, or any Claim that has been barred or extinguished by the Claims

Procedure Order, and all claims arising under such actions or omissions shall be deemed to be fully, finally, irrevocably and forever waived, discharged, released, cancelled and barred (other than the right to enforce the Monitor's obligations under the Plan), all to the fullest extent permitted by Applicable Law, provided that nothing herein shall release or discharge (i) the Directors with respect to matters set out in Section 5.1(2) of the CCAA, (ii) the Applicants from and in respect of any Unaffected Claim.

6.2 Limitation on Insured Claims

Notwithstanding anything to the contrary in Section 6.1, Insured Claims shall not be compromised, released, discharged, cancelled or barred by the Plan, provided that from and after the Plan Implementation Date, any Person having an Insured Claim shall be irrevocably limited to recovery in respect of such Insured Claim solely from the proceeds of the applicable Insurance Policies, and Persons with an Insured Claim shall have no right to, and shall not, directly or indirectly, make any claim or seek any recoveries in respect thereof from the Applicants, any Director or Officer, or any other Released Party, other than enforcing such Person's rights to be paid by the applicable insurer(s) from the proceeds of the applicable Insurance Policies.

6.3 Injunctions

The Sanction Order will enjoin the prosecution by or on behalf of any Person, whether directly, derivatively or otherwise, of any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or interest released, discharged or terminated pursuant to the Plan.

ARTICLE 7
IMPLEMENTATION OF PLAN

7.1 Application for Sanction Order

If the Required Majority of the Affected Creditors in each of the Unsecured Creditors' Class of DT and the Unsecured Creditors' Class of DT USA approve the Plan, the Applicants may apply for the Sanction Order by no later than June 16, 2021 or such later date as may be determined to by the Applicants, in consultation with the Monitor, or such other day that the Court may set.

7.2 Conditions Precedent to Implementation of Plan

The implementation of the Plan shall be conditional upon the fulfillment of the following conditions precedent (the "**Plan Implementation Conditions**") by the date specified therefor:

(a) the Plan shall have been approved by the Required Majority of Affected Creditors in each of the Unsecured Creditors' Class of DT and the Unsecured Creditors' Class of DT USA at the Creditors Meeting, in accordance with Section 3.8;

(b) the Sanction Order shall have been granted by the Court by no later than June 21, 2021, or such later date as may be acceptable to the Applicants, in consultation with the Monitor;

(c) unless otherwise agreed to by the Applicants and the Monitor, the Sanction Order shall have become a Final Order;

(d) a Final Order recognizing and enforcing the Sanction Order in the US Bankruptcy Proceedings shall have been granted by the US Bankruptcy Court; and

(e) DT shall have remitted the Aggregate Fund to the Monitor no later than five (5) Business Days after the issuance of the order contemplated in Section 7.2(d) of the Plan, or such later date as may be acceptable to the Applicants, in consultation with the Monitor.

Upon satisfaction or waiver by the Applicants of the foregoing Plan Implementation Conditions by the date specified therefor, the Applicants shall provide to the Monitor written notice confirming same.

7.3 Monitor's Certificate

Upon receipt by the Monitor of written notice from the Applicants of the fulfillment of all of the Plan Implementation Conditions (or waiver thereof, as the case may be), as set out in section 7.2 of the Plan, the Monitor shall issue and file with the Court a certificate to such effect (the "**Certificate of Implementation**"), and shall post a copy of same on the Website.

7.4 Nullity of Plan

In the event that all of the Plan Implementation Conditions have not occurred and/or been fulfilled (or waived, as the case may be) as set forth in section 7.2 hereof, the Monitor shall issue and file with the Court a certificate to such effect (the "**Certificate of Non-Implementation**"). Upon the issuance of such Certificate of Non-Implementation, any settlement of the Affected Claims shall automatically become null, void and of no effect whatsoever and shall remain owing by the Applicants and neither the Applicants, the Affected Creditors, the Monitor nor any other Person affected by the Plan shall be bound, obliged or affected by any of the provisions of the Plan.

ARTICLE 8
GENERAL

8.1 Binding Effect

On the Plan Implementation Date, or as otherwise provided in the Plan:

(a) the Plan will become effective at the Effective Time;

(b) The treatment of Claims under the Plan shall be final and binding for all purposes and shall be binding upon and enure to the benefit of the Applicants, all Affected Creditors, the Released Parties, and all other Persons or parties directly or indirectly named or referred to in or subject to Plan and their respective heirs, executors, administrators and other legal representatives, successors and assigns;

(c) all Affected Claims shall be forever discharged and released;

(d) each Person named or referred to in, or subject to, the Plan shall be deemed to have consented and agreed to all of the provisions of the Plan, in its entirety;

(e) each Person named or referred to in, or subject to, the Plan shall be deemed to have executed and delivered to the Applicants and to the Released Parties, as applicable, all consents, releases, assignments and waivers, statutory or otherwise, required to implement and carry out the Plan in its entirety; and

(f) each Person named or referred to in, or subject to, the Plan shall be deemed to have received from the Applicants all statements, notices, declarations and notifications, statutory or otherwise, required to implement and carry out the Plan in its entirety.

8.2 Claims Bar Date

Nothing in the Plan extends or shall be interpreted as extending or amending the Claims Bar Date or the Specified Canadian Employees Claims Bar Date, or gives or shall be interpreted as giving any rights to any Person in respect of Claims that have been barred or extinguished pursuant to the Claims Procedure Order.

8.3 Currency

Unless specifically provided for in the Plan or the Sanction Order, all monetary amounts referred to in the Plan shall be denominated in Canadian dollars and, for the purposes of distributions under the Plan, Claims shall be denominated in Canadian dollars and all payments and distributions provided for in the Plan shall be made in Canadian dollars. Any Claims denominated in a foreign currency shall be converted to Canadian dollars at the Bank of Canada daily exchange rate in effect at the Filing Date. For greater certainty, the Bank of Canada USD-CAD daily exchange rate in effect at the Filing Date is US$1 = CA$1.35.

8.4 Paramountcy

From and after the Effective Time on the Plan Implementation Date, any conflict between the Plan and/or the covenants, warranties, representations, terms, conditions, provisions or obligations, express or implied, of any contract, mortgage, security agreement, and/or

indenture, trust indenture, loan agreement, commitment letter, agreement for sale, the by-laws of the Applicants, lease or other agreement, undertaking or any other source of obligations, written or oral and any and all amendments or supplements thereto existing between one or more of the Affected Creditors and the Applicants as at the Plan Implementation Date will be deemed to be governed by the terms, conditions and provisions of the Plan and the Sanction Order, which shall take precedence and priority. For greater certainty, all Affected Creditors shall be deemed irrevocably for all purposes to consent to all transactions contemplated in and by the Plan.

8.5 Waiver of Defaults

From and after the Plan Implementation Date, all Persons shall be deemed to have waived any and all defaults of the Applicants then existing or previously committed by the Applicants, or caused by the Applicants, or arising, directly or indirectly from non-compliance with any covenant, positive or negative pledge, warranty, representation, term, provision, condition or obligation, express or implied, in any contract, credit document, agreement for sale, lease or other agreement, written or oral, and any and all amendments or supplements thereto, existing between such Person and the Applicants arising from the Applicants' insolvency, the filing by the Applicants under the CCAA, the filing under the US Bankruptcy Code, or the transactions contemplated by the Plan or otherwise, and any and all notices of default and demands for payment or any step or proceeding taken or commenced in connection therewith shall be deemed to have been rescinded, provided that nothing shall be deemed to excuse the Applicants from performing their obligations under the Plan, or be a waiver of defaults by the Applicants under the Plan.

8.6 Modification of Plan

The Applicants:

(a) in consultation with the Monitor, reserve the right, at any time and from time to time, to make any amendment, restatement, modification or supplement to, the Plan at or before the Creditors' Meeting, in which case any such amendment, restatement, modification or supplement, shall, for all purposes, be and be deemed to form part of and be incorporated into the Plan. The Applicants shall file any supplementary plans with the Court as soon as practicable. The Applicants shall give notice to Affected Creditors of the details of any such modification, amendment or supplement at the Creditors' Meeting prior to the vote being taken to approve the Plan. The Applicants may give notice of a proposed modification, amendment or supplement to the Plan at or before the Creditors' Meeting by notice which shall be sufficient if given to those Affected Creditors present at such meeting in person or by proxy; and/or

(b) after the Creditors' Meeting (and both prior to and subsequent to the obtaining of the Sanction Order), the Applicants may, with the consent of

the Monitor, at any time and from time to time vary, amend, modify or supplement the Plan, without the need for obtaining an Order of the Court or providing notice to the Affected Creditors if the Monitor determines that such variation, amendment, modification or supplement would not be materially prejudicial to the interests of the Affected Creditors under the Plan or the Sanction Order and is necessary in order to give effect to the substance of the Plan or the Sanction Order. All of the foregoing shall not require any further vote by or approval by the Affected Creditors or any approval by the Court.

8.7 Deeming Provisions

In the Plan, any deeming provisions are not rebuttable and are conclusive and irrevocable.

8.8 Sections 38 and 95 to 101 BIA

Notwithstanding Section 36.1 of the CCAA, Section 38 and Sections 95 through 101 of the BIA and any other federal and provincial law relating to preferences, fraudulent conveyances, transfers at undervalue or Paulian action shall not apply to the Plan or to any payments or distributions made in connection with transactions entered into by or on behalf of the Applicants, whether before or after the Filing Date, including to any and all of the payments, distributions, and transactions contemplated by and to be implemented pursuant to the Plan.

8.9 Responsibilities of the Monitor

The Monitor is acting in its capacity as Monitor in the CCAA Proceedings with respect to the Applicants and not in its personal or corporate capacity and will not be responsible or liable for any responsibilities or obligations of the Applicants under the Plan or otherwise, including with respect to the making of distributions or the receipt of any distribution by any Creditor or any other Person pursuant to the Plan. The Monitor will have the powers and protections granted to it by the Plan, the CCAA, the Initial Order, the Claims Procedure Order, the Meeting Order, the Sanction Order and any other Orders.

8.10 Limitations of Liability

The Monitor, its legal counsel, the Receiver, its legal counsel and the Applicants' legal counsel shall not be liable to any Person for any act or omission in connection with, or arising out of, the CCAA Proceedings, the Plan, the pursuit of sanctioning of the Plan, the consummation and implementation of the Plan or the administration of the Plan or the funds to be distributed under the Plan, except for their own wilful misconduct or gross negligence.

8.11 Notices

Any notice or other communication to be delivered hereunder must be in writing and reference the Plan and may, subject as hereinafter provided, be made or given by personal delivery, ordinary mail or by facsimile or email addressed to the respective parties as follows:

If to the Applicants:

c/o DAVIDsTEA Inc.
5430 Ferrier Street
Mount-Royal (QC) H4P 1M2

Attention: Frank Zitella
Email: f.zitella@davidstea.com

with a copy to:

Fasken Martineau DuMoulin LLP
800 rue du Square-Victoria
Suite 3500
Montréal QC H4Z 1E9

Attention: Luc Béliveau / Nicolas Mancini
Fax : (514) 397-7600
Email: lbeliveau@fasken.com
nmancini@fasken.com

If to an Affected Creditor, to the mailing address, facsimile address or email address provided on such Affected Creditor's Proof of Claim;

If to the Monitor:

PricewaterhouseCoopers Inc.
1250 René-Lévesque Boulevard West
Suite 2500
Montréal, Québec H3B 4Y1

Attention: Claudio Filippone / David Malin / Catherine Nguyen
Email: claudio.filippone@pwc.com
david.malin@pwc.com
catherine.nguyen@pwc.com

with a copy to:

Stikeman Elliott LLP
1155 René-Lévesque Boulevard West

Suite 4100
Montréal, Québec H3B 3V2

Attention: Guy Martel / Joseph Reynaud
Fax: (514) 397-3222
Email: gmartel@stikeman.com
jreynaud@stikeman.com

or to such other address as any party may from time to time notify the others in accordance with this section. Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent before 5:00 p.m. (Montréal time) on such day; otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day.

Any notices or communication to be made or given hereunder by the Monitor or the Applicants to a Creditor may be sent by fax, e-mail, ordinary mail, registered mail, courier or facsimile transmission to the e-mail address, address or fax number specified by such Creditor in its Proof of Claim, or in any subsequent written notice of change of address given to the Monitor. A Creditor shall be deemed to have received any document sent pursuant to the Plan four (4) Business Days after the document is sent by ordinary or registered mail and on the Business Day immediately following the day on which the document is sent by courier, fax or e-mail.

8.12 Severability

If, prior to the Sanction Date, any term or provision of the Plan is held by the Court to be invalid, void or unenforceable, the Court, at the request of the Applicants which request shall be made in consultation with the Monitor, shall have the power to either:

(a) sever such term or provision from the balance of the Plan and provide the Applicants with the option to proceed with the implementation of the balance of the Plan as of and with effect from the Plan Implementation Date; or

(b) alter and interpret such term or provision to make it valid and enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.

Notwithstanding any such severing, holding, alteration or interpretation, and provided the Applicants proceeds with the implementation of the Plan, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such severing, holding, alteration or interpretation.

8.13 Revocation, Withdrawal or Non-Consummation

The Applicants, upon consultation with the Monitor, reserve the right to revoke or withdraw the Plan at any time prior to the Sanction Date and to file subsequent plans of arrangement and compromise. If the Applicants revoke or withdraw the Plan, if the Sanction Order is not issued, or if the Sanction Order is not recognized by the US Bankruptcy Court:

(a) the Plan shall be null, void and inoperative in all respects;

(b) any Claim, any settlement or compromise embodied in the Plan (including the fixing or limiting of any Claim to an amount certain), assumption or termination by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null, void and inoperative; and

(c) nothing contained in the Plan, and no act taken in preparation for consummation of the Plan, shall:

   (i) constitute or be deemed to constitute a waiver or release of any Claims by or against the Applicants or any other Person;

   (ii) prejudice in any manner the rights of the Applicants or any Person in any further proceedings involving the Applicants; or

   (iii) constitute an admission of any sort by the Applicants or any other Person.

8.14 Further Assurances

Each of the Persons directly or indirectly named or referred to in or subject to Plan will execute and deliver all such documents and instruments and do all such acts and things as may be necessary or desirable to carry out the full intent and meaning of the Plan and to give effect to the transactions contemplated herein.

8.15 Governing Law

The Plan shall be governed by and construed in accordance with the law of the Province of Quebec and the federal laws of Canada applicable therein. Any questions as to the interpretation or application of the Plan and all proceedings taken in connection with the Plan and its provisions shall be subject to the exclusive jurisdiction of the Court.

8.16 Successors and Assigns

The Plan shall be binding upon and shall enure to the benefit of the heirs, administrators, executors, legal personal representatives, successors and permitted assigns of the Applicants, the Directors and Officers, the Affected Creditors or any other Persons affected by or benefiting from the provisions of the Plan.

8.17 Governing Language

In the event of any discrepancy between any of the provisions of the English language version of the Plan and any translations thereof, the provisions of the English version of the Plan shall, under all circumstances, prevail and govern, and the applicable provision in the translation thereof shall be deemed to be amended to the extent necessary to eliminate any such conflict, inconsistency, ambiguity or difference.

8.18 Choice of Language

The Applicants acknowledge that they have required that the Plan and all related documents be prepared in English. *Les Débitrices reconnaissent avoir exigé que ce Plan et tous les documents connexes soient rédigés en anglais.*

DATED as of the 6th day of May, 2021.